                                                                Exhibit 3.2
                                                                -----------

                                    BYLAWS
                                    ------

                                      OF
                                      --

                         PREMIER NATIONAL BANCORP, INC.
                         ------------------------------

                    AS AMENDED AND RESTATED ON JULY 17, 1998
                    ----------------------------------------

      These Bylaws of Premier National Bancorp, Inc. (the "Corporation") are supplemental to the New York Business Corporation Law (the "BCL") and other applicable provisions of law, as the same shall from time to time be in effect.

ARTICLE I.  MEETINGS OF SHAREHOLDERS.
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      Section 101.  Place of Meetings.  All meetings of the shareholders shall
      ------------  ------------------
be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

      Section 102.  Annual Meetings.  The annual meeting of the shareholders for
      ------------  ----------------
the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be fixed by the Board of Directors. Only such business may be conducted at the annual meeting as has been brought before the annual meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Corporation of such shareholder's intention to bring such business before the meeting pursuant to these Bylaws. Prior to the annual meeting, the Corporation shall furnish or cause to be furnished to its shareholders an annual report pursuant to applicable law and the rules of any national securities exchange on which the Corporation's capital stock is listed.

      Section 103.  Special Meetings.  Special meetings of the shareholders, for
      ------------  -----------------
any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by the majority vote of the entire Board of Directors. The only business which may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

      Section 104.  Notice of Meetings.  Notice of meetings of shareholder shall
      ------------  ------------------
be given as required by applicable law not less than ten days nor more than sixty days before such meeting (unless a different time is specified by law) to every shareholder entitled by law to notice of such meeting. Notice of any such meeting need not be given to any shareholder who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he/she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
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      Section 105.  List of Stockholders.  A complete list of the shareholders
      ------------  --------------------
entitled to vote at any meeting of shareholders, certified by the Secretary or by the transfer agent, showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be prepared by the Secretary and shall be open to the examination of any shareholder upon request, for any purpose germane to the meeting, at the place of the meeting during the whole time of the meeting.

      Section 106.  Quorum.  One-third (33 1/3%) of the voting power of the
      ------------  ------
outstanding shares of the Corporation entitled to vote on the matters at issue, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the BCL. When a quorum is once present to organize a meeting of shareholders, it is not broken by the subsequent withdrawal of any shareholder. The holders of a majority of the voting power of the outstanding shares present in person or represented in proxy and entitled to vote at any meeting of shareholders may adjourn such meeting from time to time without notice other than an announcement at the meeting, whether or not a quorum is present. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

      Section 107.  Conduct of Shareholders' Meetings.  The Chairman of the
      ------------  ----------------------------------
Board of Directors shall preside at all shareholders' meetings. In the absence of the Chairman of the Board of Directors, the Deputy Chairman of the Board of Directors shall preside or, in his/her absence, the Chief Executive Officer shall preside, or, in his/her absence, any other Officer designated by the Board of Directors shall preside. The Secretary or, in his/her absence or inability to act, the person appointed secretary of the meeting by the person presiding over the meeting, shall act as secretary of the meeting and keep the minutes thereof. The person presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.

      Section 108.  Shareholder Nominations and Proposals.  (a)  No proposal for
      ------------  -------------------------------------
a shareholder vote shall be submitted by a shareholder (a "Shareholder Proposal") to the Corporation's shareholders unless the shareholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended through the date of adoption of these Bylaws) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i);
(iv) a description of the Shareholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Corporation to consider the Shareholder Proposal. Upon receipt of the Shareholder Proposal and prior to the shareholder meeting at which such Shareholder Proposal will be considered, if the Board of Directors or a designated committee or the Officer who will preside at the shareholder meeting determines that the information provided in a Shareholder Proposal does not satisfy the informational requirements of these Bylaws or is otherwise not in accordance with law, the

Secretary of the Corporation shall promptly notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such Officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such Officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 108, then such proposal shall not be presented for action at the meeting in question.

      (b) Only persons who are selected and recommended by the Board of Directors or the Nominating Committee thereof, or who are nominated by shareholders in accordance with the procedures set forth in this Section 108, shall be eligible for election, or qualified to serve, as directors.
Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 108. Nominations by shareholder shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his/her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his/her responsibilities and level of professional competence as may be sufficient to permit assessment of his/her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Persons,
(y) the name and address of such Persons and as they appear on the Corporation's books (if they so appear) and (z) the class and number of shares of the Corporation which are beneficially owned by such Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a Director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding Officer at any shareholder meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he/she shall so declare to the meeting and the defective nomination shall be disregarded.

      (c) Nomination Notices and Shareholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation during the time periods prior to the date of the meeting of shareholders if such Nomination Notice or Shareholder Proposal is to be submitted at an annual shareholder meeting as required and specified in or pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. Nomination Notices and Shareholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of shareholders was given if the Nomination Notice or Shareholder Proposal is to be submitted at a special shareholder meeting.

      Section 109.  Voting.  Unless otherwise provided in the Corporation's
      ------------  ------
Certificate of Incorporation (the "Certificate of Incorporation") or the BCL, every shareholder shall be entitled to one vote, in person or by written proxy, for each share of capital stock held of record by such shareholder which is entitled to vote generally in the election of Directors. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws or the BCL to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 609 and 612 of the BCL shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of shareholder as owners thereof for all purposes. All elections for the Board of Directors shall be decided by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors and, except as otherwise required by law, by the Certificate of Incorporation, or by a provision of these Bylaws adopted by the shareholders, all other questions shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon. Abstentions shall not be considered to be votes cast. In voting on any question on which a vote by ballot is required by law, by the Certificate of Incorporation or by the Officer presiding over the meeting, or is demanded by any shareholder entitled to vote, the voting shall be by written ballot. Each ballot shall be signed by the shareholder voting or by his/her proxy, and shall state the number of shares voted. On all other questions, the voting may be viva voce. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him by proxy. The validity and enforceability of any proxy shall be determined in accordance with applicable law.

      Section 110.  Inspectors.  The Board of Directors, in advance of any
      ------------  ----------
meeting of shareholders, shall appoint one or more inspectors to act at such meeting or any adjournment thereof and to make a written report thereof. The Board of Directors may designate one or more alternate inspectors to replace any inspector who fails to appear or act. If no inspectors or alternate inspectors shall have been appointed or if the inspectors and alternate inspectors are unable to act the person presiding over the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his/her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding over the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.


ARTICLE II.  DIRECTORS AND BOARD MEETINGS.
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      Section 201.  Management by Board of Directors.  The business and affairs
      ------------  ---------------------------------
of the Corporation shall be managed by, or under the direction of, its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

      Section 202.  Eligibility and Mandatory Retirement.  Each Director shall
      ------------  -------------------------------------
be at least eighteen years of age. Each Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated. Directors need not be residents of the State of New York. No person shall be eligible to be newly elected or appointed as a Director if he/she shall have attained the age of seventy (70) years on or prior to the date of his/her election. Any Director of this Corporation who attains the age of seventy (70) years shall cease to be a Director (without any action on his/her part) at the close of business on the day prior to the date of the next shareholders' meeting at which Directors are to be elected regardless of whether or not his/her term as a Director would otherwise expire at such shareholders' meeting.

      Section 203.  Number of Directors.  The Board of Directors shall consist
      ------------  --------------------
of not less than five (5) nor more than twenty-five (25) persons, as fixed by a majority of the entire Board of Directors; provided, however, that the number of Directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least sixty-six and two-thirds percent (66 2/3%) of the entire Board of Directors. No reduction in the number of Directors shall have the effect of shortening the term of any Director in office at the time such reduction becomes effective.

      Section 204.  Classification of Directors.  The Directors shall be divided
      ------------  ----------------------------
into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2 and Class 3. At each annual meeting of the shareholders the members of one class of Directors shall be elected to serve until the third succeeding annual meeting of the shareholders following their election and until their successors shall be elected and shall qualify or until their earlier death, removal or resignation in the manner provided in the Certificate of Incorporation or herein.

      Section 205.  Compensation of Directors.  Directors, and members of any
      ------------  --------------------------
committee of the Board of Directors, shall be entitled to receive such reasonable compensation, including fees and reimbursement of expenses, for their services as the Board of Directors may determine. Any Director may serve the Corporation in any other capacity and receive compensation therefor.

      Section 206.  Place of Meetings.  Meetings of the Board of Directors shall
      ------------  -----------------
be held at such place or places, within or without the State of New York, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

      Section 207.  Regular Meetings.  Regular meetings of the Board of
      ------------  -----------------
Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. Notice need not be given of regular meetings of the Board of Directors except as otherwise required by applicable law or these Bylaws. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat, shall be given pursuant to Section 209 of these Bylaws.

      Section 208.  Annual Meeting.  The Board of Directors shall meet for the
      ------------  --------------
purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of shareholders, on the same day and at the same place where such annual meeting of shareholders shall be held. Notice of such Board meeting need not be given. In the event such annual meeting of shareholders is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of New York) as shall be specified in a notice thereof given as hereinafter provided in Section 209 hereof.

      Section 209.  Notice of Meetings.  Notice of each special meeting of the
      ------------  ------------------
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 209, in which notice shall be stated the time and place of the meeting. Notice of a special meeting shall state the general purpose of the meeting, but other routine business may be conducted at a special meeting without such matter being stated in the notice. Notice of each such meeting shall be (i) mailed, postage prepaid, to each Director at his/her designated address at least seven days before the day on which such meeting is to be held, (ii) sent by overnight courier to each Director at his/her designated address at least two days before the day on which such meeting is to be held (with delivery scheduled to occur no later than the day before the meeting), or (iii) given orally by telephone or other means, or by facsimile, telegraph, cable, telex, telecopier or other similar means, to each Director at his/her designated address at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he/she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      Section 210.  Organization.  The Board of Directors, at the annual meeting
      ------------  ------------
(or at a special meeting called for that purpose), shall elect, by the affirmative vote of a majority of the Directors present, one Director as Chairman of the Board of Directors and, may elect, by the same percentage vote, one Director as Deputy Chairman of the Board of Directors, each to serve at the pleasure of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he/she is present, shall be an ex-officio member of all Committees of the Board of Directors (other than the Audit Committee) and shall perform such other duties and possess such powers as are usually vested in the office of the Chairman of the Board and as may be determined and required of him/her by the Board of Directors or these Bylaws. The Chairman of the Board of Directors is authorized to execute on behalf of the Corporation all documents and instruments requiring such execution and to affix or cause to be affixed a seal to such documents and instruments, except to the extent that execution thereof shall have been delegated to some other Officer or agent of the Corporation by the Board of Directors. In the absence of the Chairman of the Board of Directors, the Deputy Chairman of the Board of Directors, and in his/her absence the Chief Executive Officer, shall preside at meetings of the Board of Directors, and in his/her absence, such other Director as selected by the Directors present at such meeting shall preside at the meeting. The Deputy Chairman of the Board of Directors, and in his/her absence the Chief Executive Officer, shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors and shall perform such other duties as may be determined and required of him/her by the Board of Directors. At each meeting of the Board of Directors, the Secretary, or in his/her absence, any person appointed by the Director presiding over the meeting, shall act as secretary of the meeting and keep the minutes thereof.

      Section 211.  Special Meetings.  Special meetings of the Board of
      ------------  -----------------
Directors may be called by the Chairman of the Board of Directors, the Deputy Chairman of the Board of Directors, the Chief Executive Officer, the President or at the request of a majority of the Directors. A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors. Notice of the time and place of every special meeting shall be given pursuant to Section 209 of these Bylaws.

      Section 212.  Quorum.  A majority of the entire Board of Directors shall
      ------------  ------
constitute a quorum for the transaction of business. If at any meeting of the Board of Directors a quorum is not present, a majority of the Directors in attendance may adjourn the meeting from time to time until a quorum is obtained. Notice of the time and place of any such adjourned meeting shall be given to all of the Directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the Directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 213.  Voting Requirements.  Except as otherwise required by the
      ------------  -------------------
BCL, the Certificate of Incorporation or these Bylaws, a majority of those Directors present at any meeting of the Board of Directors shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy, at a meeting of the Board of Directors.

      Section 214.  Reports and Records.  The reports of Officers and Committees
      ------------  --------------------
and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.
When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

      Section 215.  Resignations.  Any Director of the Corporation may resign at
      ------------  ------------
any time by giving written notice of his/her resignation to the Chairman of the Board, the Deputy Chairman of the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein or required by applicable law, the acceptance of such resignation shall not be necessary to make it effective.

      Section 216.  Action by Consent.  Unless restricted by the Certificate of
      ------------  -----------------
Incorporation or these Bylaws, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

      Section 217.  Telephonic Meeting.  Unless restricted by the Certificate of
      ------------  ------------------
Incorporation or these Bylaws, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


ARTICLE III.  COMMITTEES.
------------  -----------

      Section 301.  Committees.  (a)  Subject to the provisions of Section 712
      ------------  -----------
of the BCL, the Board of Directors may, by resolutions passed by a majority of the entire Board of Directors, designate members of the Board of Directors to constitute committees of the Board of Directors, which shall in each case consist of such number of directors and have and may execute such powers and authority as may be determined and specified by these Bylaws or in the respective resolutions appointing them. Each such committee shall serve at the pleasure of the Board of Directors.

      (b) The following Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive Committee, Audit Committee, Investment Committee, Personnel and Compensation Committee and Nominating Committee.

      Section 302.  Executive Committee.  The Executive Committee shall consist
      ------------  --------------------
of the Chairman of the Board of Directors, the Deputy Chairman of the Board of Directors, the Chief Executive Officer and, if he/she is also a Director, the President, and at least four (4) other Directors who are not also Officers of the Corporation as may be elected by the Board of Directors to serve on the Executive Committee. The Executive Committee shall be chaired by the Chairman of the Board of Directors and, in his/her absence, the Deputy Chairman of the Board of Directors or the Chief Executive Officer. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those members present at a meeting at which a quorum is present shall be actions of the Executive Committee. Meetings of the Executive Committee may be called at any time by the Chairman of the Executive Committee, and shall be called whenever two (2) or more members of the Executive Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

      Section 303.  Audit Committee.
      ------------  ----------------

          (a) There shall be a standing committee of the Corporation known as the Audit Committee, the members of which shall be appointed annually by the Board of Directors. Each member of the Audit Committee shall serve until his/her successor is appointed. The Audit Committee shall consist of not less than four (4) members of the Board of Directors, none of whom shall be an Officer or employee of the Corporation or of any subsidiary of the Corporation, and one of whom shall be appointed chairman of the Audit Committee. The duties of this Committee shall be (i) to review the systems of internal control and the internal and external audit functions to ensure the integrity of all financial statements and other audit-related public disclosures, (ii) to monitor compliance with legal and regulatory requirements, and (iii) perform such other duties as shall be delegated to the Audit Committee by the Board of Directors from time to time.

          (b) The Corporation's internal auditor shall serve as the principal staff for the Audit Committee. The Audit Committee shall review, evaluate, and discuss the findings and performance of the internal auditor; approve the scope and reporting mechanisms of the annual internal audit program; review, adopt, and ensure appropriate follow-up on all audit reports; and monitor the audit department in complying with its audit program and reporting schedule.

          (c) The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, shall employ a qualified firm of Certified Public Accountants to make an examination and audit of the Corporation at least once a year. The Audit Committee shall annually approve the scope of the external audit engagement after assuring itself that the engagement addresses the applicable requirements of 12 CFR Part 363 and other audit-related regulations; review with the external auditor significant accounting policies and generally accepted accounting principles and their effect on the Corporation; review, evaluate, and discuss the findings and performance of the external auditor; review any reports issued under 12 CFR Part 363 and the basis for these reports; review with management and the external auditor the Corporation's compliance with laws and regulations and their assessments of the adequacy of internal controls; and oversee and evaluate management's effectiveness at implementing policies with respect to internal controls.

          (d) All meetings of the Audit Committee shall be recorded in writing and reported to the Board of Directors for ratification at the next meeting of the Board of Directors. At the conclusion of each meeting of the Audit Committee, management may be excused to provide the opportunity for the Audit Committee to discuss issues privately with the internal auditor and/or the external auditors.

      Section 304.  Investment Committee.  There shall be a standing committee
      ------------  ---------------------
known as the Investment Committee of the Board of Directors, the members of which shall be appointed annually by the Board of Directors and shall serve until their successors are appointed. The Investment Committee shall consist of at least three (3) Directors, a majority of whom are not active officers or employees of the Corporation or of any subsidiary of the Corporation, and one of whom shall be appointed Chairman of the Investment Committee. The Investment Committee shall be empowered to act with regard to asset and liability management policies of the Corporation, capital structure, planning and financing for the Corporation and mergers, acquisitions and similar transactions involving the Corporation. All meetings of the Investment Committee shall be recorded in writing and reported to the Board of Directors for ratification at the next meeting of the Board of Directors.

      Section 305.  Personnel and Compensation Committee.  There shall be a
      ------------  -------------------------------------
standing committee known as the Personnel and Compensation Committee, the members of which shall be elected annually by the Board of Directors and shall serve until their successors are appointed. The Personnel and Compensation Committee shall consist of at least three (3) members of the Board of Directors, none of whom shall be an active Officer or employee of the Corporation or of any subsidiary of the Corporation. The Personnel and Compensation Committee is empowered to set and maintain employment policies and procedures, a performance appraisal system, to fix compensation levels for all executive or similar senior officers of the Corporation and to perform such other duties with respect to compensation and compensation plans as shall be delegated to the Personnel and Compensation Committee by the Board of Directors from time to time. All meetings of the Personnel and Compensation Committee shall be recorded in writing and reported to the Board of Directors for ratification at the next meeting of the Board of Directors.

      Section 306.  Nominating Committee.  There shall be a standing committee
      ------------  --------------------
known as the Nominating Committee, the members of which shall be appointed annually by the Board of Directors and shall serve until their successors are appointed. The Nominating Committee shall consist of at least five (5) Directors. The Nominating Committee shall select nominees for election as Directors and perform such other duties in connection with the nomination of persons for election as Directors and the election of Directors as shall be delegated to the Nominating Committee by the Board of Directors from time to time.

      Section 307.  Appointment of Committee Members.  The Board of Directors
      ------------  ---------------------------------
shall elect the members of the Committees and, except as otherwise provided herein, the chairman and vice chairman of each such Committee, if any, to serve at the pleasure of the Board until the next annual meeting of shareholders. The Board of Directors shall have the power to change the membership of any Committee, fill vacancies in any Committee or remove any members of any Committee, either with or without cause, at any time.

      Section 308.  Organization and Proceedings.  Each Committee of the Board
      ------------  -----------------------------
of Directors shall effect its own organization by the appointment of a secretary and such other officers, except the chairman and vice chairman of such Committee if appointed by the Board, as it may deem necessary. A record of proceedings of all Committees shall be kept by the secretary of such Committee and filed and presented as provided in Section 214 of these Bylaws. Except as otherwise set forth in this Section 308 and unless the Board of Directors shall otherwise by resolution provide, each Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of New York, of its meetings and specify what notice thereof, if any, shall be given. Unless otherwise provided by the Board of Directors or a Committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors.

ARTICLE IV.  OFFICERS.
-----------  ---------

      Section 401.  Officers.  The Officers of the Corporation shall be elected
      ------------  ---------
by the Board of Directors and shall include the Chairman of the Board, whose duties and powers are as set forth in Section 210 of these Bylaws, Chief Executive Officer, President, one (1) or more Vice Presidents, Secretary, Treasurer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. The same individual may hold any two (2) or more offices. Officers and Assistant Officers of the Corporation may, but need not, also be members of the Board. At its first meeting after each annual meeting of the shareholders, the Board of Directors shall elect the Officers. The election or appointment of an Officer shall not of itself create contract rights. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer. Each Officer shall hold his/her office for the period for which he/she was elected or appointed by the Board and until his/her successor has been elected or appointed and qualified, unless he/she shall resign, become disqualified, die, or be removed at the pleasure of the Board of Directors. Any Officer of the Corporation may resign at any time by giving written notice of his/her resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the Officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board. The duties of the Officers of the Corporation shall be such as are set forth in these Bylaws and, from time to time, prescribed by the Board of Directors.

      Section 402.  Chief Executive Officer.  The Chief Executive Officer shall
      ------------  ------------------------
be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have and exercise general supervision and control of the business of the Corporation and shall be responsible for carrying out the policies adopted by the Board of Directors and having all orders and resolutions of the Board of Directors carried into effect, and shall report directly to the Chairman of the Board of Directors or, if the Chief Executive Officer is the Chairman of the Board, to the Board of Directors. The Chief Executive Officer shall be an ex-officio member of all Committees of the Board of Directors except for the Audit Committee. All Officers and Assistant Officers of the Corporation, other than those directed by these Bylaws or the Board of Directors to report to the Chairman of the Board, shall report directly or indirectly to the Chief Executive Officer. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or agent of the Corporation by the Board of Directors or by the Chairman of the Board of Directors, the Chief Executive Officer or the President. In the event of the death, incapacity, resignation or extended absence of the Chief Executive Officer, the Chairman of the Board of Directors shall perform the duties of the Chief Executive Officer.

      Section 403.  President.  The President shall have such powers and perform
      ------------  ----------
such duties as may be provided for herein and as may be assigned from time to time by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other Officer or agent of the Corporation by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

      Section 404.  Executive and Other Vice Presidents.  The Vice Presidents,
      ------------  ------------------------------------
if any, in such gradations as the Board of Directors may determine, shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents, in the order of their rank, and within the same rank in the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

      Section 405.  Secretary.  The Secretary shall act under the supervision of
      ------------  ----------
the Chairman of the Board of Directors or such other Officers as the Board of Directors may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, or such other Officer as the Chairman of the Board of Directors may designate.

      Section 406.  Treasurer.  The Treasurer shall act under the supervision of
      ------------  ----------
the Chairman of the Board of Directors or such other Officer as the Board of Directors may designate. The Treasurer shall have custody of the Corporation's funds, keep the fiscal accounts of the Corporation, deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board or any Officer authorized to so designate, disburse the funds of the Corporation as may be ordered by the Board or any Officer authorized to so order, render, when so requested, accounts of the financial transactions and condition of the Corporation to the Chairman of the Board, the Chief Executive Officer and the Board of Directors, and perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or such other Officer as the Chairman of the Board of Directors may designate.

      Section 407.  Assistant Officers.  Unless otherwise provided by the Board
      ------------  -------------------
of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman, the Chief Executive Officer, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officers shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

      Section 408.  Compensation.  The salaries and compensation of all Officers
      ------------  -------------
appointed or elected by the Board of Directors shall be fixed by or in the manner designated by the Board of Directors.

      Section 409.  Execution of Instruments; Mechanical Endorsements.  Checks,
      ------------  --------------------------------------------------
notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chairman, the Chief Executive Officer, the President, any Vice President or such Officers or employees or agents of the Corporation as the Board of Directors or any of such designated officers may direct. Such designated Officers or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any of such Officers may deem appropriate.

      Section 410.  General Powers.  The Officers are authorized to do and
      ------------  ---------------
perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.


ARTICLE V.  INDEMNIFICATION.
----------  ----------------

      Section 501.  Indemnification Provisions in Certificate of Incorporation.
      ------------  ----------------------------------------------------------
The provisions of this Article V are intended to supplement Article 11 of the Certificate of Incorporation pursuant to Section 11.2 of the Certificate of Incorporation. To the extent that this Article V contains any provisions inconsistent with said Article 11, the provisions of the Certificate of Incorporation shall govern. Terms defined in such Article 11 shall have the same meaning in this Article V.

      Section 502.  Undertakings for Advances of Expenses.  If and to the extent
      ------------  -------------------------------------
the BCL or the Board of Directors requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 11.1 of the Certificate of Incorporation (hereinafter an "advancement of expenses") shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under Article 11 of the Certificate of Incorporation or otherwise.

      Section 503.  Claims for Indemnification.  If a claim for indemnification
      ------------  --------------------------
under this Article V is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the BCL. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the BCL, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its shareholder) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article 11 of the Certificate of Incorporation or this Article V or otherwise, shall be on the Corporation.

      Section 504.  Insurance.  The Board of Directors in its discretion shall
      ------------  ----------
have the power to purchase and maintain insurance in accordance with, and subject to, the provisions of Section 726 of the BCL or any successor provision thereto.

      Section 505.  Relationship to Other Rights and Provisions Concerning
      ------------  ------------------------------------------------------
Indemnification.  The provisions of this Article V regarding claims for
---------------
indemnification and the advancement of expenses shall govern claims for indemnification and the advancement of expenses which any person may have a right to or may hereafter acquire a right to pursuant to (i) the Certificate of Incorporation or these Bylaws and (ii) any statute, agreement (including any agreement between such person and any of the Corporation's affiliates, predecessor or subsidiary corporations or any constituent corporation absorbed by the Corporation in a consolidation or merger), vote of shareholders or disinterested directors or otherwise, except with respect to any provisions of any such statute, agreement or vote of shareholders of disinterested directors regarding any matter set forth in Sections 502 or 503 of these Bylaws, in which case the terms of such provisions of any such statute, agreement or vote of shareholders or disinterested directors shall govern in lieu of Sections 502 or 503 hereof, as the case may be.

      Section 506.  Severability.  In the event that any of the provisions of
      ------------  ------------
this Article V (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ARTICLE VI.  SHARES OF CAPITAL STOCK.
-----------  ------------------------

      Section 601.  Stock Certificates.  Every share certificate of the
      ------------  ------------------
Corporation shall be in such form (consistent with applicable law and, if applicable, the rules of a national securities exchange on which the Corporation's capital stock is listed) as shall be determined by the Board, signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary or the Treasurer or Assistant Treasurer. Certificates may be signed by a facsimile signature if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Notwithstanding any other provision of these Bylaws and subject to the requirements of the BCL, the shares of the Corporation's capital stock may be uncertificated shares.

      Section 602.  Registered Stockholders.  A record of the name and address
      ------------  -----------------------
of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

      Section 603.  Transfers of Stock.  Transfer of shares of stock of the
      ------------  ------------------
Corporation shall be made in accordance with the BCL. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the stock certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor accompanied by a written assignment of the shares evidenced thereby, which certificate shall be canceled before any new certificate is issued.

      Section 604.  Transfer Agents and Registrars.  The Board of Directors may
      ------------  ------------------------------
appoint, or authorize any Officer or Officers to appoint, one or more transfer agents and one or more registrars. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such Officer, transfer agent or registrar at the date of issue.

      Section 605.  Regulations.  The Board of Directors may make such
      ------------  -----------
additional rules and regulations, not inconsistent with the Certificate of Incorporation, these Bylaws or the BCL, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation or pertaining to uncertificated shares of stock of the Corporation.

      Section 606.  Lost or Destroyed Certificates.  Any person claiming a share
      ------------  -------------------------------
certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation, the Chairman of the Board of Directors or the Secretary with an indemnity agreement satisfactory in form and substance to the Board of Directors; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, the Chairman of the Board of Directors or the Secretary.


ARTICLE VII.  GENERAL.
------------  --------

      Section 701.  Fiscal Year.  The fiscal year of the Corporation shall begin
      ------------  ------------
on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

      Section 702.  Record Date.  The Board of Directors may fix a record date
      ------------  ------------
for the determination of the shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend, distribution or the allotment of any rights, or to exercise rights in respect to any change, conversion or exchange of shares, or for the purpose of any other action; provided, that such date shall be a permitted record date under the BCL and the rules of any national securities exchange on which the Corporation's capital stock is listed.

      Section 703.  Emergency Bylaws.  In the event of any emergency resulting
      ------------  -----------------
from a nuclear or other attack or any similar disaster or catastrophe or other similar emergency condition as a result of which a quorum of the Board of Directors or a standing Committee thereof cannot readily be convened for action, and during the continuance of such emergency, the following Emergency Bylaw provisions shall be in effect, notwithstanding any other provisions of the
Bylaws:

              (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

              (b) The Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum, but in no event shall there be a quorum unless at least two (2) Directors are present; and

              (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

      Section 704.  Severability.  If any provision of these Bylaws is illegal
      ------------  -------------
or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

      Section 705.  Voting of Stock Owned by the Corporation.  Powers of
      ------------  -----------------------------------------
attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name or and on behalf of the Corporation by the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or such other officers or employees or agents as the Board of Directors or any of such designated officers may direct. Any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

      Section 706. Seal. The seal of the Corporation shall be in such form as
      ------------ -----
shall be approved by the Board of Directors.

      Section 707.  Dividends.  Subject to the provisions of the Certificate of
      ------------  ---------
Incorporation and the BCL, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in shares of the Corporation's capital stock or its bonds or other property. Before payment of any dividend, there may be set aside out of any funds of the Corporation legally available for the payment of dividends such sums or sums as the Board of Directors from time to time, in its absolute discretion, determines are proper as a reserve fund to meet contingencies, or for equalizing dividends, or for such other purpose as the Board of Directors shall determine conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

      Section 708.  Loans.  No loans and no renewals of loans shall be
      -----------   -----
contracted on behalf of the Corporation except as authorized by the Board of Directors. Such authority may be general or confined to specific instances, or otherwise limited, and if the Board so provides may be delegated by the person so authorized. When authorized, any Officer or agent of the Corporation may obtain loans and advances for the Corporation from any firm, corporation or individual, and for such loans and advances, may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation.

      Section 709.  Offices and Records.  The Corporation may have offices at
      ------------  -------------------
such places both within or without the State of New York as the Board of Directors may from time to time determine or the business of the Corporation may require. Subject to applicable law, the books and records of the Corporation may be kept outside the State of New York at such place or places as may be designated from time to time by the Board of Directors. The Corporation shall keep correct and complete books and records of account, minutes of the proceedings of the shareholders, Board of Directors and any committees thereof, a current list of the Directors and Officers and any other records required pursuant to applicable law.

ARTICLE VIII.  AMENDMENT OR REPEAL.
-------------  --------------------

      Section 801.  Amendment or Repeal by the Board of Directors.  These Bylaws
      ------------  ----------------------------------------------
may be amended or repealed, in whole or in part, by a majority vote of the entire Board of Directors, at any regular or special meeting of the Board duly convened. Notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered. The phrase "the entire Board of Directors" or "the entire Board," as used in these Bylaws shall refer to the total number of Directors which the Corporation would have if there were no vacancies.

      Section 802.  Recording Amendments and Repeals.  The text of all
      ------------  ---------------------------------
amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of such amendment or repeal.



    Section Involved      Date Amended or Repealed      Approved By
    ----------------      ------------------------      -----------